Exhibit 23(a)(xxiv)
SunAmerica Series Trust
Certificate of Amendment
          I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of SunAmerica Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the “Trust”), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust, dated September 11, 1992, as amended from time to time (hereinafter referred to as the “Declaration of Trust”), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Shares of Beneficial Interest was duly approved and adopted in the manner provided in the Declaration of Trust
          IN WITNESS WHEREOF, I have hereunto set forth my hand this 1st day of February, 2008.

Name:	/s/ NORI L. GABERT
Title:	Secretary

SUNAMERICA SERIES TRUST
AMENDMENT TO
ESTABLISHMENT AND DESIGNATION OF SHARES OF BENEFICIAL INTEREST
          The undersigned, being a majority of the Trustees of SunAmerica Series Trust (hereinafter referred to as the “Trust”), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the “Declaration of Trust”), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on January 11, 2008 the following is hereby authorized:
          That the Worldwide High Income Portfolio shall be renamed: Total Return Bond Portfolio
          The actions contained herein shall be effective as of May 1, 2008.
          IN WITNESS THEREOF, the undersigned have executed this Amendment to Establishment and Designation of Shares of Beneficial Interest (which may be on one or more separate counterparts) as of the 1st day of February, 2008.

/s/ CARL D. COVITZ

Garrett F. Bouton, Trustee	Carl D. Covitz, Trustee

/s/ JANA W. GREER	/s/ JANE JELENKO

Jana W. Greer, Trustee	Jane Jelenko, Trustee

/s/ GILBERT T. RAY	/s/ ALLAN L. SHER

Gilbert T. Ray, Trustee	Allan L. Sher, Trustee

/s/ BRUCE G. WILLISON

Bruce G. Willison, Trustee